AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1999

                                               REGISTRATION NO. 333-_______
     =========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  __________________

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  __________________

                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)

                        DELAWARE                        41-0423660
              (State or other jurisdiction           (I.R.S. Employer
            of incorporation or organization)      Identification No.)


                                  Schuchart Building
                                918 East Divide Avenue
                                    P.O. Box 5650
                            Bismarck, North Dakota  58501
                                    (701) 222-7900
            (Address, including zip code, and telephone number, including area code, of principal executive offices)

                              MDU RESOURCES GROUP, INC.
                                401(k) RETIREMENT PLAN
                               (Full title of the plan)


          MARTIN A. WHITE         WARREN L. ROBINSON      THOMAS J. IGOE, JR.
        President and Chief         Vice President,       Thelen Reid & Priest
         Executive Officer             Treasurer                  LLP
        MDU Resources Group,      and Chief Financial     40 West 57th Street
                Inc.                    Officer            New York, New York
         Schuchart Building      MDU Resources Group,            10019
       918 East Divide Avenue            Inc.                (212) 603-2000
           P.O. Box 5650          Schuchart Building
      Bismarck, North Dakota    918 East Divide Avenue
               58501                 P.O. Box 5650
          (701) 222-7900        Bismarck, North Dakota
                                         58501
                                    (701) 222-7900

      (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


                           CALCULATION OF REGISTRATION FEE
================================================================================
                                         PROPOSED       PROPOSED
   TITLE OF                              MAXIMUM        MAXIMUM      AMOUNT OF
SECURITIES TO BE      AMOUNT TO       OFFERING PRICE   AGGREGATE    REGISTRATION
  REGISTERED       BE REGISTERED(1)     PER SHARE   OFFERING PRICE      FEE
--------------------------------------------------------------------------------
Common Stock,       1 share (2)         $23.28(4)      $23.28(4)     $0.00(5)
 $3.33 par
 value
--------------------------------------------------------------------------------
Preference Share    1,444,947              -               -            - (6)
 Purchase Rights     rights (3)
================================================================================

          (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
          (2) Does not include 722,503 shares previously registered on Registration Statement No. 333-06105 or 722,443 shares previously registered on Registration Statement No. 333-06103, which shares are moved and carried forward to this registration statement.
          (3) The number of Preference Share Purchase Rights registered pursuant hereto includes the Preference Share Purchase Rights appurtenant to the shares of Common Stock that are being moved and carried forward to this registration statement from Registration Statement No. 333-06105 and Registration Statement No. 333-06103.
          (4) Based on the average of the high and the low prices of the Company's common stock on the composite tape on February 16, 1999, pursuant to Rule 457(c).
          (5) The registration fees with respect to the shares of Common Stock that are being moved and carried forward to this registration statement from Registration Statement No. 333-06105 and Registration Statement No. 333-06103 have been previously paid with those Registration Statements.
          (6)  Since no separate consideration is paid for the Preference
               Share Purchase Rights, the registration fee for such
               securities is included in the fee for the Common Stock. The value attributable to the Preference Share Purchase Rights, if any, is reflected in the market price of the Common Stock.

          =================================================================

                                       PART II

            Pursuant to General Instruction E to Form S-8, the contents of MDU Resources Group, Inc.'s Registration Statement on Form S-8 (Registration No. 333-06105), as amended by Post-Effective Amendment No. 1 thereto, and MDU Resources Group, Inc.'s Registration Statement on Form S-8 (Registration No. 333-06103), as amended by Post Effective Amendment No. 1 thereto (together, the "Prior Registration Statements"), are incorporated herein by reference. This Registration Statement covers 1 share which, together with the 1,444,946 shares being moved and carried forward from the Prior Registration Statements constitute the 1,444,947 shares issuable under the MDU Resources Group, Inc. 401(k) Retirement Plan.

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The documents listed below are hereby incorporated by reference into this registration statement, and all documents subsequently filed by MDU Resources Group, Inc. (the "Company") or the MDU Resources Group, Inc. 401(k) Retirement Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that the documents subsequently filed by the Company or the Plan pursuant to Section 13 or 15(d) of the Exchange Act prior to the filing with the Securities and Exchange Commission (the "Commission") of the Company's most recent Annual Report on Form 10-K or the Plan's most recent Annual Report on Form 11-K, as the case may be, shall not be incorporated by reference in this registration statement or be a part hereof from and after the date of filing of such Annual Report on Form 10-K or Annual Report on Form 11-K, as the case may be:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

            (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

            (c) The Company's Current Reports on Form 8-K, filed by the Company with the Commission on April 17, 1998, April 22, 1998, July 7, 1998, December 1, 1998 and January 13, 1999;

            (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 1997;

            (e) The description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

            (f) The description of the Company's Preference Share Purchase Rights contained in the registration statement on Form 8-A, dated November 12, 1998, of the Company, including any amendment or report filed for the purpose of updating such description.

            Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company's Bylaws include the following provision:

            7.07  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
                   AGENTS; INSURANCE.

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
                   (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this
                   Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

            (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

            (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participant or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

          ITEM 8.  EXHIBITS.

            *4(a) Composite Certificate of Incorporation of the Company, as amended to date, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in File No. 1-3480.

            *4(b)  By-laws of the Company, as amended to date, filed as
                   Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, in File No. 1-3480.

            *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A., filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

            *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682.

            *4(e) Forty-sixth, Forty-seventh and Forty-eighth Supplements to the Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), filed as Exhibits 4(e), 4(f) and 4(g), respectively, in Registration No. 33-53896.

             5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

             5(b)  Opinion of Thelen Reid & Priest LLP, counsel to the
                   Company.

            23(a)  Consent of Arthur Andersen LLP.

            23(b)  Consent of Ralph E. Davis Associates, Inc.

            23(c)  Consent of Weir International Mining Consultants.

            23(d) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

            23(e) Consent of Thelen Reid & Priest LLP (contained in opinion filed as Exhibit 5(b) hereto).

            24     Power of Attorney (see signature pages).

          ______________________
          *Incorporated herein by reference as indicated.

            The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

          ITEM 9.  UNDERTAKINGS.

            The Company hereby undertakes:

               (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by paragraphs (i) or (ii) if the information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (C) To remove from registration by means of a post-
            effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

               (D) That, for purposes of determining any liability under
            the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the
            Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

            Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.


                                      SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 18th day of February, 1999.


                                               MDU RESOURCES GROUP, INC.


                                              By:/s/ Martin A. White
                                                 -------------------
                                                  Martin A. White
                                                   President and Chief
                                                   Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature               Title               Date
                    ---------               -----               ----

             /s/ Martin A. White       Chief Executive    February 18, 1999
             --------------------      Officer and
             Martin A. White           Director
             (President and Chief
             Executive Officer)

             /s/ Douglas C. Kane
             ---------------------     Chief              February 18, 1999
             Douglas C. Kane           Administrative
             (Executive Vice           and Corporate
             President, Chief          Development
             Administrative &          Officer and
             Corporate Development     Director
             Officer)

             /s/ Warren L. Robinson
             ----------------------    Chief Financial    February 18, 1999
             Warren L. Robinson        Officer
             (Vice President,
             Treasurer and Chief
             Financial Officer)

             /s/ Vernon A. Raile
             ---------------------     Chief              February 18, 1999
             Vernon A. Raile (Vice     Accounting
             President, Controller     Officer
             and Chief Accounting
             Officer)

             /s/ John A. Schuchart
             ----------------------    Director           February 18, 1999
             John A. Schuchart
             (Chairman of the
             Board)

             ______________________    Director           February 18, 1999
             San W. Orr, Jr. (Vice
             Chairman of the Board)


             /s/ Thomas Everist
             ----------------------    Director           February 18, 1999
             Thomas Everist



             ______________________    Director           February 18, 1999
             Harold J. Mellen, Jr.


             /s/ Richard L. Muus
             ----------------------    Director           February 18, 1999
             Richard L. Muus


             /s/ Robert L. Nance
             -----------------------   Director           February 18, 1999
             Robert L. Nance


             /s/ John L. Olson
             ----------------------    Director           February 18, 1999
             John L. Olson


             ----------------------    Director           February 18, 1999
             Harry J. Pearce


             /s/ Homer A. Scott, Jr.
             ----------------------    Director           February 18, 1999
             Homer A. Scott, Jr.


             /s/ Joseph T. Simmons
             ----------------------    Director           February 18, 1999
             Joseph T. Simmons


             /s/ Sister Thomas Welder
             ------------------------- Director           February 18, 1999
             Sister Thomas Welder,
             O.S.B.

                                  POWER OF ATTORNEY

            The Plan hereby appoints the Agents for Service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments including post-effective amendments, to this registration statement.




                                      SIGNATURES

            The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. 401(k) Retirement Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 18th day of February, 1999.



                                 MDU RESOURCES GROUP, INC.
                                 401(k) Retirement Plan


                                 By: /s/ Douglas C. Kane
                                    -------------------------
                                    Douglas C. Kane, Chairman
                                    MDU Resources Group, Inc. 401(k)
                                    Retirement Plan Committee

                                    EXHIBIT INDEX


            *4(a) Composite Certificate of Incorporation of the Company, as amended to date, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in File No. 1-3480.

            *4(b)      By-laws of the Company, as amended to date, filed as
                       Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, in File No. 1-3480.

            *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A., filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

            *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682.

            *4(e) Forty-sixth, Forty-seventh and Forty-eighth Supplements to the Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), filed as Exhibits 4(e), 4(f) and 4(g), respectively, in Registration No. 33-53896.

             5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

             5(b)      Opinion of Thelen Reid & Priest LLP, counsel to the
                       Company.

            23(a)      Consent of Arthur Andersen LLP.

            23(b)      Consent of Ralph E. Davis Associates, Inc.

            23(c)      Consent of Weir International Mining Consultants.

            23(d) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

            23(e) Consent of Thelen Reid & Priest LLP (contained in opinion filed as Exhibit 5(b) hereto).

            24         Power of Attorney (see signature pages).

          ______________________
          *Incorporated herein by reference as indicated.